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                                                                    Exhibit 23.8


                      Consent of Independent Accountants



The Board of Directors
of United Messaging, Inc.

We consent to the inclusion in the registration statement on form S-1 of Internet Capital Group, Inc. of our report dated July 6, 1999, relating to the financial statements of United Messaging, Inc. which are included in such registration statement and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 29, 1999